Exhibit 32

                    Certification of CEO and CFO Pursuant to
                             18 U.S.C. Section 1350,
                             as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

In conjunction with the Annual Report on Form 10-K of Clean Diesel Technologies Inc. ("Registrant") for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Jeremy
D. Peter-Hoblyn, as Chief Executive Officer of Registrant, and David W. Whitwell, as Chief Financial Officer of Registrant, each hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:


          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.


               /S/ JEREMY D. PETRER-HOBLYN
               ---------------------------------------------
               CHIEF EXECUTIVE OFFICER AND DIRECTOR
               MARCH  24,  2004

               /S/  DAVID W. WHITWELL
               ---------------------------------------------
               CHIEF FINANCIAL OFFICER, VICE PRESIDENT AND TREASURER MARCH 29, 2004


This certification accompanies the Report pursuant to 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by Registrant for purposes of 18 of the Securities Exchange Act of 1934, as amended.


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